UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 30, 2011

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, NY 10003

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On September 1, 2011, J.Crew Group, Inc. issued a press release announcing the Company’s financial results for the second quarter ended July 30, 2011. The Company is furnishing a copy of the press release hereto as Exhibit 99.1.

Item 8.01. Other Events

On August 30, 2011, J.Crew Group, Inc., a Delaware corporation (the “Company”), entered into a Stipulation of Settlement with the parties in In re J.Crew Group, Inc. Shareholders Litigation, C.A. No. 6043 (the “Consolidated Delaware Action”) providing for the settlement of all claims brought against the Company and the other defendants in connection with the Consolidated Delaware Action, which challenged the acquisition (the “Merger”) of the Company by affiliates of TPG Capital, L.P. (“TPG”) and Leonard Green & Partners, L.P. (“Leonard Green”). The Stipulation of Settlement will be subject to the approval of the Court of Chancery of the State of Delaware.

Pursuant to the Stipulation of Settlement, in addition to the changes already made to the Merger Agreement as a result of the previously-announced Memorandum of Understanding, dated January 16, 2011 (the “MOU”), the Company or its insurers, and TPG and Leonard Green or their insurers, will make a one-time settlement payment of $16 million. This $16 million payment is inclusive of the $10 million settlement payment contemplated by the MOU. This one-time settlement payment will be distributed pro rata among the members of the class of Company stockholders who are members of the settlement class and who held J.Crew shares as of the closing of the Merger on March 7, 2011.

The Stipulation of Settlement will release all claims that were asserted or could have been asserted against the Company or any other defendant in the Consolidated Delaware Action, as well as any claims that relate to the MOU and any other claims that relate to the Merger. The terms of the Stipulation of Settlement deny any liability or wrongdoing by the Company, special committee, board or any individual defendants. In connection with the Stipulation of Settlement, the parties have agreed to stay the Consolidated Delaware Action as well as the litigation brought by the Company, TPG and Leonard Green to enforce the terms of the settlement memorialized in the MOU (the “MOU Enforcement Action”). If the Stipulation of Settlement is approved, the Consolidated Delaware Action and the MOU Enforcement Action will be dismissed, on the merits, with prejudice.

Item 9.01. Financial Statements and Exhibits

(a) through (c) Not applicable

(d) Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release issued by J.Crew Group, Inc. on September 1, 2011.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: September 1, 2011	By:	/s/ Jennifer O’Connor
Jennifer O’Connor
Senior Vice President, General Counsel and Secretary